Exhibit 31.2

CERTIFICATION

I, Ian Cameron, certify that:

1.	I have reviewed this annual report on Form 40-F/A of Methanex Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2005

/s/ IAN CAMERON
Ian Cameron
Senior Vice President, Finance and Chief Financial Officer